UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 22, 2016

 Oritani Financial Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34786	30-0628335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

370 Pascack Road, Township of Washington, New Jersey	07676
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (201) 664-5400
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On November 22, 2016, Oritani Financial Corp. (the "Company") held its Annual Meeting of Shareholders.

The following proposals were submitted by the Board of Directors to a vote of security holders and the final result of the voting on each proposal is noted below.

Proposal 1:  Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Terms Expiring at the 2019 Meeting:
Nicholas Antonaccio	35,015,640	2,451,470	—
Harvey R. Hirschfeld	34,986,009	2,481,101	—
Kevin J. Lynch	36,412,720	1,054,390	—

Proposal 2:  An advisory, non-binding proposal with respect to the executive compensation described in the Proxy Statement.

Votes For	Against	Abstain	Broker Non-Votes
24,249,651	12,974,863	242,596	—

Item 9.01                      Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORITANI FINANCIAL CORP.
DATE: November 22, 2016	By:	/s/ John M. Fields, Jr.
John M. Fields, Jr.
Executive Vice President and Chief Financial Officer